Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Southern Company on Form S-8 of our reports dated March 1, 2004 relating to the financial statements as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of Southern Company for the year ended December 31, 2003.

/s/Deloitte & Touche LLP

Atlanta, Georgia
August 6, 2004